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                                                                    Exhibit 10.6

                              MOTIENT CORPORATION
                                STOCK AWARD PLAN
              As Amended and Restated To Be Effective May 23, 2000

1.       Definitions

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         A. "Agreement" means a written agreement implementing a grant of an Option or a Stock-Based Award.

         B.       "Board" means the Board of Directors of the Corporation.

         C.       "Code" means the Internal Revenue Code of 1986, as amended.

         D. "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

         E. "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

         F. "Consultant" means an individual or entity who is in a consulting relationship with the Corporation or any Subsidiary of the Corporation.

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         G.       "Corporation" means MOTIENT CORPORATION.

         H. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option in accordance with the terms of Article 7.

         I. "Date of Grant" means the date as of which an Option is granted or a Stock-Based Award is authorized by the action of the Committee, or such later date as may be specified in the authorization.

         J. "Employee" means any person determined by the Committee to be an employee of the Corporation or of a Subsidiary.

         K. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         L. "Fair Market Value" of a Share means the amount equal to the average of the high and low prices of a Share on the applicable date as reported by the consolidated tape of the National Association of Securities Dealers Automated Quotation (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted on the applicable date), or, if no Share transactions are reported on such tape (or such other system) on the applicable date, the high and low prices of a Share on the immediately preceding date on which Share transactions were so reported, or as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

         M.       "Grantee" means a Participant to whom a Stock-Based

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                  Award has been granted.

         N. "Insider" means an Optionee or Grantee who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

         O. "Non-Employee Director" means a member of the Board who is not an employee of the Corporation.

         P. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

         Q. "Option Period" means the period during which an Option may be exercised.

         R. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall not be less than the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of the Common Stock.

         S. "Optionee" means a Participant to whom an Option has been granted.

         T. "Participant" means any Employee, Consultant, or Non-Employee Director participating under the Plan.

         U. "Plan" means this MOTIENT CORPORATIONStock Award Plan, as the same shall be amended, revised, or terminated from time to time.

         V.. "Reload Option" means a new Option granted to an Optionee upon the surrender of Shares to pay the Option Price of a previously granted Option. The Option Price for any

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                  Reload Option shall not be less than the greater of the Fair
                  Market Value of a Share on the date that Shares are surrendered in payment of the Option Price in accordance with
                  Section 3.A(d) or the par value of the Common Stock. Other terms of the Reload Option shall be the same as the terms contained in the Optionee's Agreement relating to the Option being exercised.

         W.       "Share" means a share of Common Stock.

         X. "Stock-Based Award" means any award, other than the grant of an Option, to a Participant of any stock-based instrument in accordance with Article 9 of the Plan, including, but not limited to, the award of restricted stock, unrestricted stock, stock appreciation rights, and phantom shares.

         Y. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation either directly or through one or more Subsidiaries.

         Z. "Withholding Tax Liabilities" means the Corporation's federal, state and any local income tax and payroll withholding tax obligations arising in connection with the exercise of an Option or the grant of a Stock-Based Award (or issuance of underlying Shares) under the Plan. Withholding Tax Liabilities does not include the Corporation's share of any payroll taxes.

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2.       Purpose

The Plan is intended to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's shareholders by providing the Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

3.       Administration

         The Plan shall be administered by the Committee, but may also be administered by the Board. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

         A. subject to the provisions of this Plan, to determine in its discretion the Participants to whom Options shall be granted and to whom Stock-Based Awards shall be made, the number of Shares to be subject to each Option or Stock-Based Award, and the terms upon which Options may be acquired and exercised and the terms and conditions of Stock-Based Awards;

         B. to determine all other terms and provisions of each Agreement, which need not be identical;

         C. without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

                    a. for an  agreement  by the  Optionee  or Grantee

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                    to render services to the Corporation upon such terms and
                    conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Corporation to employ or otherwise retain any Optionee or Grantee;

                    b. for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option or for other restrictions permitted by
                    Article 9 with respect to Stock-Based Awards;

                    c. for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option or awarded pursuant to a Stock-Based Award;

                    d. for the right of the Optionee to surrender to the Corporation an Option (or a portion thereof) that has become exercisable and receive upon such surrender, without any payment to the Corporation or a Subsidiary (other than amounts necessary to satisfy Withholding Tax Liabilities with respect to the Option) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the date

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                    of surrender over (ii) the Option Price, plus an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee might be entitled; any such surrender shall be treated as the exercise of the Option (or portion thereof); and

                    e. for the automatic issuance of a Reload Option covering a number of Shares equal to the number of any Shares used to pay the Option Price;

         D.       to construe and interpret the Agreements and the Plan;

         E. to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or acquiring Shares pursuant to a Stock-Based Award, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws or the United States or of any state; and

         F. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         Any determinations or actions made or taken by the Committee pursuant to this Article shall, subject to the express provisions of this Plan, be binding and final.

4.       Eligibility

         Options and Stock-Based Awards may be granted only to (i) Employees,

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(ii) Consultants, and (iii) Non-Employee Directors. Subject to the limitations of Section 5.A, a Participant who has been granted an Option or Stock-Based Award may be granted additional Options or Stock-Based Awards.

5.       Stock Subject to the Plan

         A. Subject to adjustment as provided in Article 11, an aggregate of 7,300,000 authorized and unissued Shares, reissued treasury Shares, or Shares otherwise acquired by the Corporation, may be issued under the Plan upon the exercise of Options or pursuant to Stock-Based Awards, provided, however, that no Employee may be granted Options and Stock-Based Awards covering more than 50% of the number of Shares issuable under the Plan.

         B. If an Option expires or terminates for any reason without having been fully exercised, or if Stock-Based Awards (or Shares underlying such awards) are forfeited, the unpurchased Shares which had been subject to the Option at the time of its expiration or termination, or the forfeited Stock-Based Awards (or Shares underlying such awards), shall become available for the grant of other Options or for the award of additional Stock-Based Awards, provided, that in the case of forfeited Shares and to the extent necessary to satisfy the provisions of Rule 16b-3 under the Exchange Act, the Grantee has received no dividends prior to forfeiture with respect to such Shares.

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6.       Options

         A. Subject to the provisions of this Plan, the Committee is hereby authorized to grant Options to Participants.

         B. All Agreements granting Options shall contain a statement that the Option is intended to be a nonstatutory stock option and not an incentive stock option as defined in section 422 of the Code.

         C. The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable before six months from the Date of Grant (except that this limitation need not apply in the event of the death of the Optionee within the six-month period) and no Option shall be exercisable after ten years after the Date of Grant.

         D. By accepting the grant of an Option under the Plan, each Optionee agrees, for the Optionee and his or her successors, that the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise, and that, upon the issuance of any Shares upon the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that he or she is

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                  acquiring such Shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such Shares so issued unless and until
                  (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such Shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such Shares has been filed by the Corporation and has become effective; provided, however, that the Corporation shall not be obligated to file any such registration or notification. The Option shall further agree that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

         E. All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion, as exercised consistently with the terms of the Plan, and specifically set forth in the Optionee's agreement. Any terms of Options determined by the Committee that vary from the express terms set forth in the Plan also shall be specifically set forth in the Optionee's Agreement.

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7.       Exercise

         A. An Option may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised in accordance with Section 7.B, and by satisfaction by the Optionee of Withholding Tax Liabilities in accordance with Article 10.

         B. The Option Price may be paid in the form of (i) cash, which may include an assignment of the right to receive cash proceeds of the sale of Common Stock subject to the Option pursuant to a "cashless exercise" of the Option through a transaction with a broker, (ii) duly endorsed certificates representing Shares (other than Shares that are subject to a substantial risk of forfeiture) having a Fair Market Value on the Date of Exercise aggregating not more than the portion of the Option Price being paid by delivery of such Shares (which Shares, if acquired from the Corporation, shall have been held for at least six months), or (iii) a combination of cash and Shares as provided in Sections 7.B(i) and (ii).

         C. To the extent required to comply with Treasury Regulation ss.1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or

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                  successor thereto, an Optionee's "elective and employee
                  contributions" (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Optionee's receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under
                  Section 401(k) of the Code maintained by the Corporation or a related party within the provisions of subsections (b), (c),
                  (m) or (o) of Section 414 of the Code.

8.       Nontransferability

         A. Except to the extent provided in Section 8.B below, Options granted under the Plan shall not be transferable otherwise than (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and an Option may be exercised, during the Optionee's lifetime, only by the Optionee or, in the case of the Optionee's legal disability, by the Optionee's legal representative.

         B. If authorized in the applicable Agreement, an Optionee may transfer, not for value, all or part of an Option to any Family Member (as defined in this Section 8.B). For the purpose of this Section 8.B, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital

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         property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity. Following a transfer under this Section 8.B), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section 8.B or by will or the laws of descent and distribution. The events of termination of employment or other relationship shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified with respect to the original Optionee. For purposes of Section 8.B, "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests.

9.       Stock-Based Awards

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         A.       Subject to the provisions of this Plan, the Committee is
                  hereby authorized to make Stock-Based Awards to Participants.

         B. Shares underlying Stock-Based Awards shall be issued at such times, subject to achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate.

10.      Satisfaction of Withholding Tax Liabilities

         Each Optionee or Grantee must provide the Corporation with the means to satisfy the Corporation's Withholding Tax Liabilities, with respect to any income recognized by the Optionee or Grantee as a result of the exercise of an Option or award of a Stock-Based Award (or the underlying Shares). Unless otherwise determined by the Committee and specifically set forth in the Optionee's or Grantee's Agreement, an Option or Grantee may satisfy Withholding Tax Liabilities by (i) delivering cash to the Corporation, (ii) electing to have the Corporation retain Shares otherwise issuable on the exercise of the Option or pursuant to the award of a Stock-Based Award (other than Shares that are subject to a substantial risk of forfeiture), (iii) delivering shares (other than Shares that are subject to a substantial risk of forfeiture) to the Corporation, or (iv) electing to satisfy Withholding Tax Liabilities through a combination of clauses (i), (ii) or (iii) of this Article 10. Satisfaction of Withholding Tax Liabilities also shall be accomplished under such additional reasonable terms and conditions as the Committee deems appropriate.

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Unless otherwise determined by the Committee and specifically set forth in the
Optionee's or Grantee's Agreement, in the case of an Insider who elects to satisfy Withholding Tax Liabilities by having the Corporation retain Shares otherwise issuable on the exercise of an Option or pursuant to a Stock-Based Award, the Insider shall have the right to so satisfy Withholding Tax Liabilities through (a) an irrevocable election made at least six months in advance of the date on which the Withholding Tax Liabilities arise, and (b) if the Withholding Tax Liabilities arise during the ten business day period beginning on the third business day following the public release of the Corporation's quarterly or annual earnings ("Window Period"), an irrevocable election made during such Window Period.

11.      Capital Adjustments

         The number and class of Shares subject to each outstanding Option or Stock-Based Award, the Option Price and the aggregate number and class of Shares for which grants or awards thereafter may be made shall be equitably adjusted by the Committee to reflect such events as stock dividends, stock splits, extraordinary cash dividends, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combinations or exchange of shares, recapitalizations, mergers, consolidations, reorganizations or any similar transaction of or by the Corporation.

12.      Termination or Amendment

         The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Company, the Board may not, without the approval of the shareholders

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of the Company if such approval is then required by applicable law, amend the
Plan so as to increase materially the number of Shares that may be issued under the Plan (except as provided in Article 11), to modify materially the requirements as to eligibility for participation in the Plan, or to increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee.

13.      Modification, Extension and Renewal of Options

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options (to the extent not theretofore exercised), pursuant to the Plan in substitution therefor and the substituted Options may specify a lower exercise price than the surrendered Options, a longer term than the surrendered Options or have any other provisions that are authorized by the Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for a Stock-Based Award. Notwithstanding the foregoing, however, no modification of an Option granted under the Plan, or a Stock-Based Award, shall, without the consent of the Optionee or Grantee, alter or impair any of the Optionee's or Grantee's right or obligations.

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14.      Effectiveness of the Plan

         The Plan and any amendments requiring shareholder approval pursuant to
Article 12 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options and Stock-Based Awards may be granted or awarded prior to shareholder approval of the Plan or amendments requiring shareholder approval, but each such Option grant or Stock-Based Award shall be subject to the approval of the Plan or amendments by the shareholders. Except to the extent required to satisfy the requirements of Rule 16b-3 under the Exchange Act, the date on which any Option granted or Stock-Based Award awarded prior to shareholder approval of the Plan or amendment requiring shareholder approval shall be the Date of Grant for all purposes as if the Option or Stock-Based Award had not been subject to shareholder approval. No Option may be exercised prior to such shareholder approval, and any Stock-Based Award awarded shall be forfeited if such shareholder approval is not obtained.

15.      Term of the Plan

         Unless sooner terminated by the Board pursuant to Article 12, the Plan shall terminate on January 27, 2010, and no Options or Stock-Based Awards may be granted after termination. The termination shall not affect the validity of any Options or Stock-Based Awards outstanding on the date of termination.

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16.      Indemnification of Committee

         In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Stock-Based Award granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction or judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

17.      General Provisions

         A. The establishment of the Plan shall not confer upon any Employee or Consultant any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

         B. The Plan does not constitute inducement or consideration for the employment of any Employee or the retention of any Consultant, nor is it a contract between the Corporation or a Subsidiary and any Employee or Consultant. Participation in the Plan shall not give an Employee or Consultant any right to

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                  be retained in the service of the Corporation or Subsidiary.

         C. The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or a Subsidiary, or which shall be merged into or consolidated with the Corporation or a Subsidiary. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights, otherwise than under this Plan, or to adopt other stock option or stock-based award plans or to impose any requirement of shareholder approval upon the same.

         D. The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in
                  Article 8.

         E. The Plan and each Agreement shall be governed, construed and administered in accordance with the laws of the State of Delaware.

         F. The adoption of the Plan, the grant and exercise of Options and the award of Stock-Based Awards shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal

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                  Communications Commission.

         G. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

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